EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 28, 2018, with respect to the consolidated financial statements and internal control over financial reporting, included in the Annual Report of Redwood Trust, Inc. on Form 10-K for the year ended December 31, 2017. We consent to the incorporation by reference to said reports in the Registration Statements of Redwood Trust, Inc. on Form S-3 (File No. 333-211267, effective May 10, 2016) and on Forms S-8 (File Nos. 333-89302, effective May 29, 2002; 333-89300, effective May 29, 2002; 333-90592, effective June 17, 2002; 333-116395, effective June 10, 2004; 333-136497, effective August 10, 2006; 333-155154, effective November 6, 2008; 333-162893, effective November 5, 2009; 333-176102, effective August 5, 2011; 333-183114, effective August 7, 2012; 333-183116, effective August 7, 2012; 333-190529, effective August 9, 2013; 333-190530, effective August 9, 2013; 333-196247, effective May 23, 2014, 333-197990, effective August 8, 2014).
/s/ GRANT THORNTON LLP
Newport Beach, CA
February 28, 2018